THIS NOTE HAS BEEN ACQUIRED FOR INVESTMENT PURPOSES ONLY AND MAY NOT BE TRANSFERRED UNTIL (i) A REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED (TEE "ACT") SHALL HAVE BECOME EFFECTIVE WITH RESPECT THERETO OR (ii) RECEIPT BY THE ISSUER OF AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER TO TEE EFFECT THAT REGISTRATION UNDER TEE ACT IS NOT REQUIRED IN CONNECTION WITH SUCH PROPOSED TRANSFER AND THAT SUCH TRANSFER IS NOT IN VIOLATION OF ANY APPLICABLE STATE SECURITIES LAWS. THIS LEGEND SHALL BE ENDORSED UPON ANY NOTE ISSUED IN EXCHANGE FOR THIS NOTE.

                             LASER ENERGETICS, INC.

                          SUBORDINATED PROMISSORY NOTE
No. 1                                                                    $12,500

      LASER ENERGETICS, INC, a Florida corporation (the "Company") for value received, hereby promises to pay in currency of the United States of America to Richter Construction or registered assigns (the "Payee" or "Holder") on Apri1 20, 1999 (the "Maturity Date") at the offices of the Company, the principal amount of Twelve Thousand Five Hundred ($12,500), along with interest on the principal amount of this Note from time to time outstanding at the rate of fifteen percent (15%) per annum, interest to compound annually, from the date hereof through the Maturity Date or until sooner paid.

      This Note is issued pursuant to a Subscription Agreement dated as of April 20, 1999, between the Company and the Payee (the "Subscription Agreement"), a copy of which Subscription Agreement is available for inspection at the Company's principal office. Notwithstanding any provision to the contrary contained herein, this Note is subject to certain terms, conditions, covenants and agreements contained in the Subscription Agreement Any transferee or transferees of the Note, by their acceptance hereof, assume the obligations of the Payee in the Subscription Agreement with respect to the conditions and procedures for transfer of the Note. Reference to the Subscription Agreement shall in no way impair the absolute and unconditional obligation of the Company to pay both principal and interest as provided herein.

      1. PREPAYMENT.

      The principal amount of this Note will be prepaid by the Company, in whole or in part, quarterly, on a pro-rata basis, in an amount equal to twenty percent (20%) of the revenues generated by the Company from the sale of the Company's lab-created Alexandrite gemstones. Such payments will be made on the tenth day of January, April, July, and October, for the quarter ended ten days earlier.

                                                                         /s/ RDB

      2. COVENANTS OF COMPANY.

            The Company covenants and agrees that, so long as this Note shall be outstanding, it will:

            (a) promptly pay and discharge all lawful taxes, assessments, and governmental charges or levies imposed upon the Company or upon its income and profits, or upon any of its property, before the same shall become in default, as well as all lawful claims for labor, materials and supplies which, if unpaid, might become a lien or charge upon such properties or any part thereof; provided however, that the Company shall not be required to pay and discharge any such tax, assessment, charge, levy or claim so long as the validity thereof shall be contested in good faith by appropriate proceedings and the Company shall set aside on its books adequate reserves with respect to any such tax, assessment, charge, levy or claim so contested;

            (b) do or cause to be done all things reasonably necessary to preserve and keep in full force and effect its corporate existence, rights and franchises and comply with all laws applicable to the Company, except where the failure to comply would not have a material adverse effect on the Company;

            (c) at all times maintain, preserve, protect and keep its property used or useful in the conduct of its business in good repair, working order and condition, and from time to time make all necessary and proper repairs, renewals, replacements, betterments and improvements hereto as shall be reasonably required in the conduct of its business;

            (d) to the extent necessary for the operation of its business, keep adequately insured by financially sound and reputable insurers, all property of a character usually insured by similar corporations and carry such other insurance as is usually carried by similar corporations; and

            (e) at all times keep true and correct books, records and accounts.

                                                                         /s/ RDB

      3. ADDITIONAL PROVISIONS.

            This Note is subject to the following additional provisions:

            (a) The Company shall be entitled to withhold from all payments of principal of and interest on this Note any amounts required to be withheld under the applicable provisions of the United States income tax laws or other applicable laws at the time of such payments.

            (b) This Note has been issued subject to investment representations of the original purchaser hereof and may be transferred or exchanged only in compliance with the Act, any applicable state securities laws and any applicable securities laws of any other jurisdiction. Prior to due presentment for transfer of this Note, the Company and any agent of the Company may treat the person in whose name this Note is duly registered on the Company's Note Register as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Note is overdue, and neither the Company nor any such agent shall be affected by notice to the contrary.

            (c) No provision of this Note shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, and interest on, this Note at the time, place and rate, and, in the coin or currency, herein prescribed. This Note and all other Notes now or hereafter issued of similar terms are direct obligations of the Company. This Note ranks and ratably with all other Notes now or hereafter issued under the terms set forth herein.

            (d) No recourse shall be had for the payment of the principal of, or the interest on, this Note, or for any claim based hereon, or otherwise in respect hereof, against any incorporator, shareholder, officer or director, as such, past, present or future, of the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

            (e) The Holder of this Note, by acceptance hereof, agrees that this
Note is being acquired for investment and that such Holder will not offer, sell or otherwise dispose of this Note until: (i) a registration statement under the Act shall have become effective with respect thereto; or (ii) receipt by the Company of an opinion of counsel reasonably satisfactory to the Company to the effect that registration under the Act is not required in connection with such proposed transfer and that such transfer is not in violation of any applicable state or foreign securities laws.

                                                                         /s/ RDB

      4. EVENTS OF DEFAULT.

            (a) This Note shall become and be due and payable upon written demand made by the Holder hereof if one or more of the following events, hereinafter called events of default, shall happen and be continuing:

                  (i) default in the payment of the principal and accrued interest on this Note then and as the same shall become due and payable, whether by acceleration or otherwise;

                  (ii) default in the due observance or performance of any material covenant, condition or agreement on the part of the Company to be observed or performed pursuant to the terms hereof if such default shall continue uncured for fifteen (15) days after written notice thereof, specifying such default, shall have been given to the Company by the Holder of the Note;

                  (iii) The Company shall (1) commence any proceeding or other action relating to it in bankruptcy or seek reorganization, arrangement, readjustment of its debts, receivership, dissolution, liquidation, winding-up, composition or any other relief under the Bankruptcy Act, as amended, or under any other insolvency, reorganization, liquidation, dissolution, arrangement, composition, readjustment of debt or any other similar act or law; of any jurisdiction, domestic or foreign, now or hereafter existing; or (2) admit the material allegations of any petition or pleading in connection with any such proceeding; or (3) apply for, or consent or acquiesce to, the appointment of a receiver, conservator, trustee or similar officer for it or for all or a substantial part of its property; or (4) make a general assignment for the benefit of creditors;

                  (iv) Commencement of any proceeding or the taking of any other action against the Company in bankruptcy, or seeking reorganization, arrangement, readjustment of its debts, liquidation, dissolution, arrangement, composition, readjustment of debt or any other similar act or law of any jurisdiction, domestic or foreign, now or hereafter existing and the continuance of any such events for sixty (60) days undismissed, unbonded or undischarged; or the appointment of a receiver, conservator, trustee or similar officer of the Company or for all or substantially all of its property and the continuance of any such events for sixty (60) days undismissed, unbonded or undischarged;

                  (v) a breach of the Company's representations contained in
Section 1 of the Subscription Agreement;

            (b) The Company agrees that notice of the occurrence of any event of default will be promptly given to the Holder at his or her registered address by certified mail.

            (c) In case any one or more of the events of default specified above shall happen and be continuing, the Holder of this Note may proceed to protect and enforce his rights by suit in the specified performance of any covenant or agreement contained in this Note or in aid of the exercise of any power granted in this Note or may proceed to enforce the payment of this Note or to enforce any other legal or equitable rights as such Holder may have.

                                                                         /s/ RDB

      5. SUBORDINATION OF NOTES TO SENIOR INDEBTEDNESS

            (a) The Company, for itself, its successors and assigns, covenants and agrees, and each Holder of this Note, by his acceptance thereof, likewise covenants and agrees, that the payment of the principal of and interest on, each and all of the Notes is hereby expressly subordinated in right of payment, to the prior payment in full of any indebtedness now outstanding or hereinafter incurred, to a bank, financial institution engaged in lending money, insurance company or other similar institutional lender ("Senior Indebtedness"). Each Holder of this Note shall, upon the Company's reasonable request, execute and deliver to the Company such documents as may be necessary or appropriate to evidence or confirm the foregoing subordination.

            (b) Notwithstanding the subordination described in Section 5(a) above, until: (i) the occurrence of an event of default by the Company under any document evidencing Senior Indebtedness; or (ii) the Company makes any assignment for the benefit of creditors; or (iii) any bankruptcy proceedings are instituted by or against the Company; or (iv) any receiver for the Company's business or assets is appointed; or (v) there is any dissolution or winding up of the affairs of the Company, whichever of the foregoing occurs earliest, the Company may make and the Holders of this Note may receive any and all payments due under this Note.

            (c) In the event of any insolvency or bankruptcy (voluntary or involuntary) proceedings or any receivership, liquidation, reorganization or other similar proceedings in connection therewith, related to the Company or to its creditors, as such, or to its property, or in the event of any proceedings for voluntary liquidation, dissolution or other winding up of the Company, whether or not involving insolvency or bankruptcy, then the holders of Senior Indebtedness shall be entitled to receive payment in full of all principal and interest on all Senior Indebtedness before the Holder of this Note is entitled to receive any payment on account of principal or interest on this Note and to that end the holder of Senior Indebtedness shall be entitled to receive for application in payment thereof any payment or distribution of any kind or character, whether in cash or property or securities, which may be payable or deliverable in any such proceedings in respect of this Note, except securities which are subordinate and junior in right or payment to the payment of Senior Indebtedness.

            (d) In the event that this Note is declared due and payable before its expressed maturity because of the occurrence of an event of default hereunder (under circumstances when the provisions of the foregoing clause (c) shall not be applicable), the holders of Senior Indebtedness outstanding at the time the Note so becomes due and payable because of such occurrence of a default thereunder shall he entitled to receive payment in full of all principal and interest on all Senior Indebtedness before the Holder of the Note is entitled to receive payment on account of the principal or interest upon this@ Note.

            (e) In the event of any default in payment of any principal of or any interest on any Senior Indebtedness and during the continuance of any such default, no amount shall be paid by the Company and the Holder of this Note shall not be entitled to receive any amount, in respect

                                                                         /s/ RDB
to the principal of or interest on the Note. No present or future holder of Senior Indebtedness shall be prejudiced in his right to enforce subordination of this Note by any act or failure to act on the part of the Company. The Company shall render written notice to the Holder of this Note immediately upon the occurrence of each such default in the payment of any principal of or any interest on any Senior Indebtedness describing such default in detail.

            (f) Nothing contained in the subordination herein is intended to or shall impair, as between the Company, its creditors other than the holders of Senior Indebtedness, and the Holder of this Note the obligation of the Company, which is absolute and unconditional, to pay to the persons entitled thereto under the terms thereof the principal of and interest on this Note, as and when the same shall become due and payable in accordance with its terms, or to affect the relative rights of the Holder of this Note and creditors of the Company other than the holders of Senior Indebtedness, nor shall anything herein prevent the Holder of this Note from exercising all remedies otherwise permitted by applicable law upon default under the Note, subject to the rights, if any, under the subordination herein, of the holders of Senior Indebtedness in respect of cash, property or securities of the Company received upon the exercise of any such remedy.

      6. MISCELLANEOUS.

            (a) This Note has been issued by the Company pursuant to authorization of the Board of Directors of the Company which provides for an aggregate of up to $1,250,000 in face amount of identical Notes to be issued.

            (b) The Company may consider and treat the person in whose name this Note shall be registered as the absolute owner thereof for all purposes whatsoever (whether or not this Note shall be overdue) and the Company shall not be affected by any notice to the contrary. The registered owner of this Note shall have the right to transfer it by assignment (subject to the limitations on transfer contained in this Note and in the Subscription Agreement) and the transferee thereof shall, upon his registration as owner of this Note, become vested with all the powers and rights of the transferor. Registration of any new owner shall take place upon presentation of this Note to the Company at its offices at 4044 Quaker Bridge Road, Mercerville; New Jersey 08619, together with a duly authenticated assignment. In case of transfer by operation of law, the transferee agrees to notify the Company of such transfer and of his address, and to submit appropriate evidence regarding the transfer so that this Note may be registered in the name of the transferee. This Note is transferable only on the books of the Company by the holder hereof, in person or by attorney, on the surrender hereof, duly endorsed. Communications sent to any registered owner shall be effective as against all holders or transferees of the Note not registered at the time of sending the communication.

            (c) Payment of principal and interest shall be made to the registered owner of this Note upon presentation of this Note upon or after maturity.

            (d) The Company hereby waives presentment for payment, demand and protest and notice of dishonor.

                                                                         /s/ RDB

            (e) Neither this Note nor any term hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought.

            (f) All notices, requests, demands and other communications to the Company hereunder shall be in writing and shall be deemed given if delivered personally or mailed by certified or registered mail, postage prepaid, return receipt requested, addressed as follows or to such other addresses as the Company may designate in writing to the holder hereof:

                           Laser Energetics, Inc.
                           4044 Quaker Bridge Road
                           Mercerville, New Jersey 08619
                           Attention: Robert D. Battis

            (g) This Note shall be construed and enforced in accordance with the internal laws of the State of New Jersey without regard to such state's principles of conflicts of law.

                                                                         /s/ RDB

      IN WITNESS WHEREOF, the Company has caused this Note to be signed in its name by the undersigned.


Dated: April 22, 1999

                                        LASER ENERGETICS, INC.


                                        By: /s/ Robert D. Battis
                                            ------------------------------------
                                            Name: Robert D. Battis
                                            Title: President and Chief Executive
                                                   Officer

                                                                         /s/ RDB